Digirad Corporation Reports First Quarter 2012 Financial Results

Positive Trends in Both Product and Service Revenue and Margins Continue

POWAY, CA -- (Marketwire - April 27, 2012) - Digirad Corporation (NASDAQ: DRAD) today reported 2012 first quarter revenue of $13.0 million and an ending cash and available-for-sale securities balance of $29.1 million at March 31, 2012.

Digirad CEO Todd Clyde commented, "Positive changes in both internal organization and external business environment continued to accelerate during the first quarter at Digirad. Both sides of the business -- Product and DIS -- trended up sequentially in the first quarter over the fourth quarter of 2011. Demand for our portable ergo camera picked up in the first quarter as we sold twice as many units as in the prior quarter. On the service side, new physician groups are signing up for DIS days as reimbursement has stabilized and the positive clinical and economic drivers become clearer."

Clyde continued, "Our commercial activities and R&D efforts are now also picking up as we explore new ways to accelerate growth in our Product business. Those activities, combined with an enhanced, shareholder-driven Board and additions to the management team, are creating excitement in the organization as we look to the coming year. In 2012, we expect to generate positive cash flow from our DIS business and increase sales of both our cardiac and ergo cameras. We also continue to explore various strategic initiatives, including examining where our core solid state camera technologies can be applied with greater success in the marketplace."

First Quarter 2012 Summary

  Total revenue for the first quarter of 2012 was $13.0 million, compared to $14.2 million for the same period in the prior year and up from $11.9 million in the fourth quarter of 2011. DIS-only revenue for the first quarter of 2012 was $9.3 million, compared to $9.6 million for the same period of the prior year and $9.0 million in the prior sequential quarter. Product revenue for the first quarter of 2012 was $3.7 million, compared to $4.6 million for the same period of the prior year and $2.9 million in the prior quarter.

  Gross profit for the first quarter of 2012 was $3.7 million, or 28.3 percent of revenue, up from $3.5 million, or 24.8 percent of revenue, in the same period of the prior year and $3.1 million, or 26.0 percent of revenue, in the prior quarter driven by lower radiopharmaceutical costs and due to a one-time workers' compensation insurance refund.

  Net loss for the first quarter of 2012 was $1.3 million, or $0.07 loss per share, compared to net loss of $0.4 million, or $0.02 loss per share, in the same period of the prior year and a net loss of $2.8 million, or $0.15 loss per share, in the prior quarter.

  Cash and cash equivalents and available-for-sale securities totaled $29.1 million, or $1.54 per share as of March 31, 2012. Cash and cash equivalents and available-for-sale securities totaled $30.4 million, or $1.61 per share as of December 31, 2011. The primary use of cash in the quarter was related to the typical first quarter slowdown of collections associated with annual changes in payor coding. That impact is expected to reverse itself in the current quarter.

  During the first quarter of 2012, DIS asset utilization was 56.1 percent on 128 systems (nuclear and ultrasound), compared to 57.6 percent on 131 systems (nuclear and ultrasound) in the prior year first quarter and 56 percent on 130 systems (nuclear and ultrasound) in the prior quarter.

Conference Call Information
A conference call is scheduled for 11:00 a.m. EDT today to discuss the results and management's outlook. The call may be accessed by dialing 877-941-1427 five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at www.digirad.com; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.

About Digirad Corporation
Digirad is a leading provider of diagnostic imaging products. Digirad also provides the ability for its physician customers to lease its qualified personnel, imaging systems and related items required to perform nuclear imaging in their own offices. For more information, please visit www.digirad.com. Digirad® and Cardius® are registered trademarks of Digirad Corporation.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our ability to deliver value to customers, our expanded product and service offerings, including, the addition of the first large-field-of-view, solid state portable camera to the hospital marketplace, and our ability to generate positive cash flow in 2012. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with changes in business conditions, technology, customers' business conditions, reimbursement, radiopharmaceutical shortages, economic outlook, operational policy or structure, acceptance and use of Digirad's camera systems and services, reliability, recalls, and other risks detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

                            Digirad Corporation
               Consolidated Statements of Comprehensive Loss
              (Unaudited in thousands, except per share data)

                                                       Three Months Ended
                                                            March 31,
                                                     ----------------------
                                                        2012        2011
                                                     ----------  ----------
Revenues:
  DIS                                                $    9,289  $    9,596
  Product                                                 3,680       4,579
                                                     ----------  ----------
    Total revenues                                       12,969      14,175
                                                     ----------  ----------
Cost of revenues:
  DIS                                                     6,976       7,762
  Product                                                 2,321       2,894
                                                     ----------  ----------
    Total cost of revenues                                9,297      10,656
                                                     ----------  ----------

Gross profit                                              3,672       3,519
Operating expenses:
  Research and development                                  897         708
  Marketing and sales                                     1,715       1,424
  General and administrative                              2,265       2,104
  Amortization of intangible assets                          77          94
  Restructuring gain                                         --        (164)
                                                     ----------  ----------
    Total operating expenses                              4,954       4,166
                                                     ----------  ----------
Loss from operations                                     (1,282)       (647)
Other income (expense):
  Interest income                                            26         195
  Other (expense) income                                    (12)         65
                                                     ----------  ----------
  Total other income                                         14         260
                                                     ----------  ----------
    Net loss                                         $   (1,268) $     (387)
                                                     ----------  ----------
Net loss per common share - basic and diluted        $    (0.07) $    (0.02)
                                                     ----------  ----------
Weighted average shares outstanding - basic &
 diluted                                                 19,242      18,943
                                                     ----------  ----------

  Other comprehensive income (loss):
  Unrealized gain (loss) on marketable securities             3        (107)
                                                     ----------  ----------
  Other comprehensive income (loss)                           3        (107)
                                                     ----------  ----------
  Comprehensive loss                                 $   (1,265) $     (494)
                                                     ==========  ==========

Stock-based compensation expense is included in the
 above as follows:

  Cost of DIS revenue                                $        2  $        4
  Cost of Product revenue                                    21          29
  Research and development                                   20          22
  Marketing and sales                                        29          36
  General and administrative                                117         136
                                                     ----------  ----------
Total stock-based compensation expense               $      189  $      227
                                                     ----------  ----------

                            Digirad Corporation
                        Consolidated Balance Sheets
                    (In thousands, except share amounts)

                                                   March 31,   December 31,
                                                     2012          2011
                                                 ------------  ------------
                                                  (Unaudited)
Assets
Current assets:
  Cash and cash equivalents                      $     23,786  $     24,039
  Securities available-for-sale                         5,327         6,413
  Accounts receivable, net                              7,167         6,320
  Inventories, net                                      6,068         6,178
  Other current assets                                    956           855
  Restricted cash                                         194           194
                                                 ------------  ------------

Total current assets                                   43,498        43,999
Property and equipment, net                             5,115         5,367
Intangible assets, net                                    399           477
Goodwill                                                  184           184
                                                 ------------  ------------

  Total assets                                   $     49,196  $     50,027
                                                 ============  ============

Liabilities and stockholders' equity
Accounts payable                                 $      1,784  $      1,330
Accrued compensation                                    2,528         2,291
Accrued warranty                                          282           297
Deferred revenue                                        1,966         2,099
Other accrued liabilities                               2,188         2,397
                                                 ------------  ------------

  Total current liabilities                             8,748         8,414
Deferred rent                                             121           126
                                                 ------------  ------------
  Total liabilities                                     8,869         8,540
                                                 ------------  ------------

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value: 10,000,000
 shares authorized; no shares issued or
 outstanding                                               --            --
Common stock, $0.0001 par value: 80,000,000
 shares authorized; 18,922,318 and 18,901,160
 shares issued and outstanding (net of treasury
 shares) at March 31, 2012 and December 31,
 2011, respectively                                         2             2
Treasury stock, at cost; 643,705 shares and
 582,825 shares at March 31, 2012 and December
 31, 2011, respectively                                (1,178)       (1,058)
Additional paid-in capital                            155,929       155,704
Accumulated other comprehensive income                     36            33
Accumulated deficit                                  (114,462)     (113,194)
                                                 ------------  ------------

  Total stockholders' equity                           40,327        41,487
                                                 ------------  ------------

  Total liabilities and stockholders' equity     $     49,196  $     50,027
                                                 ============  ============

Investor Contact:
Matt Clawson
Allen & Caron
949-474-4300
matt@allencaron.com

Company Contact:
Todd Clyde
CEO
858-726-1600
ir@digirad.com